SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 SAN JOSE WATER
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                                   SJW CORP.

                       ---------------------------------
                   Notice of Annual Meeting of Shareholders
                                April 18, 2002
                      ---------------------------------

To The Shareholders:

     The annual meeting of the shareholders of SJW Corp. (the "Corporation") will be held on Thursday, April 18, 2002 at 10 o'clock in the morning at the offices of the Corporation, 374 West Santa Clara Street, San Jose, California 95113, for the following purposes:

         1. To elect a Board of Directors of the Corporation to serve for the ensuing year.

         2. To consider and act upon a proposal to ratify the selection of KPMG LLP as independent auditors of the Corporation for 2002.

         3. To consider and act upon a proposal to approve the Long-Term Incentive Plan; and

         4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The Board of Directors' nominees for directors are set forth in the enclosed proxy statement.

     The close of business on Friday, March 15, 2002 has been fixed as the record date for the determination of shareholders entitled to vote at the annual meeting. This proxy statement and the accompanying proxy form are being mailed to the Corporation's shareholders on or about March 22, 2002. The Corporation's Annual Report (including financial statements) for the year ended December 31, 2001 is being distributed with this Proxy Statement.

     If you are unable to be present, please mark, date and sign the enclosed proxy and return it in the enclosed envelope.

                                          BY ORDER OF
                                          THE BOARD OF DIRECTORS

                                          ROBERT A. LOEHR, Secretary

San Jose, California
March 15, 2002

                             2002 Proxy Statement

                                   SJW CORP.

Purpose Of A Proxy

     The shares of stock you own in SJW Corp. (the "Corporation") entitle you to vote on certain matters important to the Corporation. When shareholders are unable to attend the annual meeting in person, they may vote by the proxy process. A proxy is, in effect, a special power of attorney to vote your stock in your absence. This Proxy Statement explains the process. The separate Proxy Card contains a ballot for your use and signature. Only shareholders who are owners of stock on the record books of the Corporation at the close of business on March 15, 2002 are entitled to vote either in person or by proxy.

Solicitation Of Your Proxy

     The enclosed proxy is solicited from you on behalf of the Board of Directors of the Corporation for use at the annual meeting of shareholders. The annual meeting is to be held on April 18, 2002 at 10 o'clock in the morning at the offices of the Corporation, 374 West Santa Clara Street, San Jose, California 95113. Your proxy will also be valid and remain in effect for any adjournments or postponements of the 2002 annual meeting, should there be any.

     The Board of Directors asks for your proxy for the following purposes:

         1. To elect a Board of Directors of the Corporation to serve for the ensuing year.

         2. To ratify the selection of KPMG LLP as independent auditors of the Corporation for 2002.

         3. To approve the Long-Term Incentive Plan; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

You Can Revoke Your Proxy

     Any shareholder giving a proxy has the power to revoke the proxy at any time before it is voted. You may revoke your proxy by attending the meeting and voting in person. You may also revoke your proxy by filing a written revocation with the Corporation or by presenting at the meeting a properly signed proxy bearing a later date.

Voting Procedures For The Annual Meeting

     As of the close of business on March 15, 2002 the Corporation had 3,045,147 common shares of issued and outstanding voting securities. Each common share is entitled to 1 vote.

     Every shareholder, or his or her proxy or the persons named in the enclosed proxy card, may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected. Alternately, he or she may distribute his or her votes on the same principle among as many candidates as he or she thinks fit. No shareholder or proxy, however, shall be entitled to cumulate votes unless
(1) such candidate or candidates have been placed in nomination prior to the voting and (2) the shareholder has given notice at the meeting prior to any voting that the shareholder intends to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors seeks, by your proxy, the discretionary authority to cumulate votes in the event that any shareholder invokes cumulative voting. The ten nominees receiving the highest number of votes will be elected directors.

Quorums And Majority Votes

     A majority of the Corporation's common shares, whether present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes.

     In all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required, provided that the affirmative vote must be equal to at least a majority of the votes required to constitute a quorum. Directors may be elected by a plurality of the votes present in person pursuant to cumulative voting (as described above) or by the affirmative vote of a majority of the shares present in person or represented by proxy without cumulative voting. Abstentions, which may be specified on all proposals other than the election of directors, and broker non-votes are counted as entitled to vote and accordingly will have the same effect as negative votes.

     The shares represented by proxies will be voted in accordance with the directions given by the shareholders on the proxy. All shares represented by duly executed proxies will be voted "FOR" the election as directors of each of the nominees named below unless the proxy is marked to indicate that such authority is withheld. Though not anticipated, in the event any of the nominees should be unavailable to serve as a director, it is the intention of the persons named on the enclosed proxy to vote "FOR" the election of such other person or persons as the Board of Directors may designate as a nominee.

     With respect to the ratification of the selection of the independent auditors and the approval of the Long-Term Incentive Plan, all shares represented by duly executed proxies will be voted "FOR" the proposals if no choice is indicated on the proxy.

     The Corporation respectfully solicits your proxy. The Corporation will bear the entire cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form. The solicitation of proxies will be made by mail and may also be made by telephone, telegraph, or personally by directors, officers and regular employees of the Corporation who will receive no extra compensation for such services. If you would like a copy of the Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, we will send you one without charge. Please contact Mr. Robert Loehr at 408-279-7961 or write to Investor Relations, SJW Corp., 374 West Santa Clara Street, San Jose, CA 95113.

                             ELECTION OF DIRECTORS

                            (Item 1 on Proxy Card)

     At the annual meeting ten (10) directors, constituting the entire Board, are to be elected. They are each to hold office until the next annual meeting of the Corporation's shareholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

     A brief biography of each nominee, including the nominee's business experience during the past 5 years, is set forth below. All nominees are currently directors of the Corporation and have been so for at least 5 years, with the exception of Mr. Ulrich who was elected in July 2001. Furthermore, all nominees are also directors of San Jose Water Company, the wholly-owned public utility water corporation subsidiary of the Corporation, and of SJW Land Company, the wholly-owned real estate development company subsidiary of the Corporation. It is the Corporation's intention to appoint all persons elected as directors of the Corporation at the annual meeting to be the directors of San Jose Water Company and SJW Land Company for a concurrent term.

     In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Corporation is not aware of any nominee who is unable or will decline to serve as a director.

     Mark L. Cali, Attorney at Law, with the firm Clark, Cali and Negranti, LLP since December 1996. He was with the firm Bledsoe, Cathcart, Diestel, Livingston, and Pedersen from October 1994 through November 1996. Mr. Cali, age 36, has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1992.

     J. Philip DiNapoli, Attorney at Law, Chairman of Comerica California Inc. (California bank holding company). He serves as a director of Comerica, Inc. (bank holding company) and Comerica Bank-California (bank holding company). He served as Chairman of Citation Insurance Company (Workers Compensation
specialty carrier) until November 20, 1996. He is also the owner of DiNapoli Development Company (real estate development company). Mr. DiNapoli, age 62, is a member of the Audit Committee and has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1989.

     Drew Gibson, Principal of Gibson Speno, LLC (real estate development and investment company) and director of Preferred Community Management, Inc. (real estate management company). He is also a director of Celluphone, Inc. (Los Angeles based cellular agent) and a former director of Comerica Bank-California (bank holding company). Mr. Gibson, age 59, is a member of the Audit and Executive Compensation Committees and has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1986.

     Ronald R. James, President Emeritus of the San Jose Chamber of Commerce (business promotion organization), formerly President and Chief Executive Officer of the Chamber. Mr. James, age 73, is a member of the Audit and Executive Compensation Committees and has served as a director of San Jose Water Company since 1974, and of SJW Corp. and SJW Land Company since 1985.

     George E. Moss, Vice Chairman of the Board of Roscoe Moss Manufacturing Company (manufacturer of steel water pipe and well casing). Mr. Moss was formerly President of the Roscoe Moss Company (holding company). Mr. Moss, age 70, is a member of the Executive and Executive Compensation Committees and has served as a director of San Jose Water Company since 1984, and of SJW Corp. and SJW Land Company since 1985.

     Roscoe Moss, Jr., Chairman of the Board of Roscoe Moss Manufacturing Company (manufacturer of steel water pipe and well casing). Mr. Moss was formerly Chairman of the Board of Roscoe Moss Company (holding company). Mr. Moss, age 72, is a member of the Executive and Executive Compensation
Committees and has served as a director of San Jose Water Company since 1980, and of SJW Corp. and SJW Land Company since 1985.

     W. Richard Roth, President and Chief Executive Officer of the Corporation. He serves on the Executive Committee. Prior to becoming Chief Executive Officer in 1999, he was President from October 1996, Vice President from April 1992 until October 1996 and Chief Financial Officer and Treasurer of the Corporation from January 1990 until October 1996. He has been President of San Jose Water Company since October 1994 and Chief Executive Officer since October 1996. Mr. Roth, age 49, has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1994.

     Charles J. Toeniskoetter, President of Toeniskoetter & Breeding Inc. (construction and real estate development company). He also serves as a director of Redwood Trust, Inc. (real estate investment trust). Mr. Toeniskoetter, age 57, serves as a member of the Audit Committee, and has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1991.

     Frederick R. Ulrich, retired. Mr. Ulrich graduated from West Point and the Harvard Business School. From 1972 to 1982 he was a member of the corporate finance departments of Morgan Stanley & Co. and Warburg Paribas Becker. From 1982 through 2001 Mr. Ulrich was a consultant to corporations regarding mergers and acquisitions. In those pursuits his firms completed approximately $700 million in leveraged acquisitions and raised over $1 billion for direct acquisitions. Mr. Ulrich, age 58, has been a director of numerous companies including Ames Company, Pinnacle Automation and Paul Sebarkan, Inc.

     J.W. Weinhardt, Chairman of the Corporation and member of its Executive Committee. Prior to becoming Chairman in October 1999 he was the Corporation's Chief Executive Officer. Mr. Weinhardt served as President of the San Jose Water Company until 1994, as its Chief Executive Officer until 1996, and is currently the Chairman of its Board of Directors where he has served as a director since 1975. Mr. Weinhardt, age 70, is also a director and Chairman of the Board of SJW Land Company where he has served as a director since 1975.

     Nominees Roscoe Moss, Jr. and George Moss are brothers. With that exception, no nominee has any family relationship with any other nominee or with any executive officer. Other than Mr. Weinhardt and Mr. Roth, whose employment relationships with San Jose Water Company and SJW Land Company are described above, no nominee is or has been employed in his principal occupation or employment during the past 5 years by the Corporation or its subsidiaries.

Security Ownership Of Certain Beneficial Owners And Management

     The following table sets forth, as of December 31, 2001, certain information concerning ownership of shares of SJW Corp. common stock by each director of the Corporation, each of the Chief Executive Officer and the four most highly compensated executive officers of San Jose Water Company for the year ended December 31, 2001 and all directors and executive officers of SJW Corp. as a group. Unless otherwise indicated, the beneficial ownership consists of sole voting and investment power with respect to the shares indicated, except to the extent that spouses share authority under applicable law. The information below with respect to beneficial ownership is based upon reports furnished by the officers and directors.

                                                   Shares Beneficially Owned
                      NAME                          Directly or Indirectly      Percent of Class
-----------------------------------------------   --------------------------   -----------------
Directors:

Mark L. Cali ..................................                4,321
J. Philip DiNapoli ............................                  600
Drew Gibson ...................................                1,000
Ronald R. James ...............................                  200
George E. Moss (1)(2) .........................              488,812                  16.1%
Roscoe Moss, Jr. (2) ..........................              493,878                  16.2%
W. R. Roth, President & CEO ...................                6,350
Charles J. Toeniskoetter ......................                  300
Frederick R. Ulrich ...........................                    0
J. W. Weinhardt, Chairman .....................                7,250

Officers:

A. Yip, Chief Financial Officer ...............                  250
G. J. Belhumeur, Vice President ...............                  918
R. S. Yoo, Vice President .....................                    0
R. J. Balocco, Vice President .................                  762
All directors and executive officers as a group
 (19 individuals) .............................            1,005,241                  32.3%

------------

(1) Includes 119,139 shares held by the John Kimberly Moss Trust for which Mr. George Moss is trustee or co-trustee.

(2) The address for George Moss and Roscoe Moss, Jr. is 4360 Worth Street, Los Angeles, CA 90063.

     Gabelli Funds, Inc. et al. reported to the Securities and Exchange Commission that as of October 23, 2001, it owned or controlled 262,000 shares of common stock, or 8.6% of the shares outstanding.

     The Corporation, San Jose Water Company and SJW Land Company pay their non-employee directors annual retainers of $6,000, $16,000 and $5,000, respectively. In addition, all directors of the Corporation and San Jose Water Company are paid $1,000 for each Board or committee meeting attended. SJW Land Company directors are paid $500 for each Board meeting attended.

     Upon ceasing to serve as a director of the Corporation, San Jose Water Company or SJW Land Company, as the case may be, directors or their estates are currently entitled to receive from the respective corporations a benefit equal to the annual retainer paid to its directors. This benefit will be paid for the number of years the director served on the board up to a maximum of 10 years. The Corporation's
Board  of  Directors  has  an  Executive  Committee,  an  Executive Compensation
Committee and an Audit Committee. During 2001 there were 1 special and 4 regular meetings of the Board of Directors, 3 regular meetings and one telephone conference of the Audit Committee, 2 meetings of the Executive Compensation Committee and 2 meetings of the Executive Committee. The Executive Compensation Committee reviews and recommends to the Board of Directors compensation for executive officers of the San Jose Water Company. There is no standing nominating committee of the Board of Directors of the Corporation. The Audit Committee performs the functions set forth in its charter, a copy of which was published in the Corporation's 2001 Proxy Statement. Each member of the Audit Committee satisfies the independence requirements of the American Stock Exchange listing standards. All directors attended 100% of all Board and applicable committee meetings, except that Roscoe Moss, Jr., J. Philip DiNapoli and Frederick R. Ulrich each missed one regular meeting. J. Philip DiNapoli and Frederick R. Ulrich missed one Audit Committee meeting and Roscoe Moss, Jr. missed one Executive Compensation Committee meeting.

Section 16(A) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and directors of the Corporation, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no other reports were required during 2001, the Corporation believes that during 2001 all officers, directors and greater than ten percent beneficial owners were in compliance with all Section 16(a) filing requirements.

Report Of The Audit Committee

     In connection with the audited financial statements for the period ending December 31, 2001, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) reviewed and discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 and (3) received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with the independent accountant the independent accountant's independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ending December 31, 2001, filed with the Securities and Exchange Commission.

     A copy of the Audit Committee's charter was published in the Corporation's 2001 Proxy Statement.

                                          Audit Committee
                                          Ronald R. James, Chairperson
                                          J. Philip DiNapoli
                                          Drew Gibson
                                          Charles Toeniskoetter
                                          Frederick R. Ulrich

January 31, 2002

Fees Billed To The Corporation By KPMG LLP During Fiscal Year Ended December 31, 2001

     Audit Fees: The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Corporation's annual financial statements during the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Corporation's quarterly reports on Form 10-Q for the year ended December 31, 2001 totaled $145,000.

     Financial Information Systems Design and Implementation Fees: The Corporation did not engage KPMG LLP to provide advice to the Corporation regarding financial information systems design and implementation during fiscal year ended December 31, 2001.

     All Other Fees: The aggregate fees billed by KPMG LLP during the fiscal year ended December 31, 2001 for professional services rendered to the Corporation other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above totaled $25,900.

     The Audit Committee has considered whether the provision of services described in the preceding paragraph is compatible with maintaining KPMG LLP's independence.

               Ratification Of Approval Of Independent Auditors

                            (Item 2 on Proxy Card)

     The Audit Committee of the Board of Directors has recommended the services of KPMG LLP as independent auditors for the Corporation. The Board of Directors recommends a vote "FOR" the adoption of the proposal to ratify the selection of KPMG LLP, certified public accountants, to audit the accounts of the Corporation for the year 2002.

     Representatives of KPMG LLP are expected to be present at the annual meeting. They have been offered the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                   Ratification Of Long-Term Incentive Plan

                            (Item 3 on Proxy Card)

General

     The shareholders are being asked to approve the implementation of the Corporation's Long-Term Incentive Plan (the "Incentive Plan") under which 300,000 shares of common stock will initially be reserved for issuance. The Incentive Plan will allow the Corporation to provide key employees (including officers and directors who are also employees) the opportunity to acquire a meaningful equity interest in the Corporation as an incentive for them to remain in employment. The Board believes that such equity incentives are a significant factor in the Corporation's ability to attract and retain the key individuals who are essential to the Corporation's long-term growth and financial success.

     In no event may any one participant in the Incentive Plan receive awards under the Incentive Plan in any calendar year covering an aggregate of more than 100,000 shares of the common stock. Additionally, awards granted under the Incentive Plan may be conditioned upon the attainment of specified performance goals such as earnings per share, total shareholder return or return on capital employed.

     The following is a summary of the principal features of the Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the Incentive Plan. The Incentive Plan is attached to this proxy statement as Appendix A. Any shareholder of the Corporation who wishes at any time to obtain a copy of the actual Incentive Plan document may do so upon written request to the Corporation's Secretary at the Corporation's principal executive offices in San Jose.

Description of Incentive Plan

   Types of Awards

     The following types of awards are available under the Incentive Plan: (i) stock options, (ii) dividend units, (iii) performance shares, (iv) rights to acquire restricted stock and (v) stock bonuses. The principal features of each type of award are described below.

   Administration

     The Compensation Committee of the Board will have exclusive authority to administer the Incentive Plan with respect to all eligible individuals. However, the Board may at any time replace the Compensation Committee with another committee. The term "Plan Administrator," as used in this Information Statement, will mean the Compensation Committee or any other committee appointed by the Board to replace the Compensation Committee to the extent each such entity is acting within the scope of its administrative jurisdiction under the Incentive Plan. The Compensation Committee will also have the exclusive authority to select the executive officers and other highly compensated employees who may participate in the Incentive Plan.

  Eligibility

     Employees (including officers) of the Corporation or its affiliates (whether now existing or subsequently established and who adopt the Incentive
Plan) will be eligible to participate in the Incentive Plan. As of March 15, 2002, 10 officers were eligible to participate in the Incentive Plan.

Stock Options

   Grants

     The Plan Administrator will have complete discretion to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

   Price and Exercisability

     Each granted option will have an exercise price per share not less than 100% of the fair market value per share of common stock on the option grant date, and no granted option will have a term in excess of 10 years. The shares subject to each option will generally become exercisable for fully-vested shares in a series of installments over a specified period of employment measured from the grant date.

     The exercise price may be paid in cash or in shares of the common stock. Outstanding options may also be exercised through a same-day sale program pursuant to which the Corporation's designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

     No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares.

     Options will generally not be assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee.

   Termination of Employment

     Upon cessation of employment, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. In the case of termination of employment with the Corporation or an affiliate with an immediate pension being paid by the Corporation or an affiliate ("Normal Retirement") or in the case of a termination due to death or disability, an optionee or his or her beneficiary will have a period of five years or the remaining term of the option (whichever is shorter) to exercise the option. If employment is terminated for any reason other than specified in the preceding sentence, an optionee will have a period of ninety days or the remaining term of the option (whichever is shorter) to exercise the option.

Dividend Units

     The Plan Administrator will have complete discretion to determine which eligible individuals will receive dividend units under the Incentive Plan and whether the dividend units will be granted alone or in tandem with options, performance shares or rights to acquire restricted stock. The amount payable to a participant with respect to a dividend unit will equal the aggregate dividends payable on a share of common stock during the term of the dividend unit. A participant will be deemed to have held a dividend unit from the date of the award. The Plan Administrator will have complete discretion to determine the term of a dividend unit and will establish the term at the time of the award.

     If a participant terminates employment with the Corporation or an affiliate at Normal Retirement or due to death or disability, the participant will receive the current value of the participant's dividend units. If a participant terminates employment with the Corporation or an affiliate for a reason other than Normal Retirement, death or disability, the Plan Administrator will have sole discretion to determine whether the participant will receive the current value of the participant's dividend units.

Performance Shares

     The Plan Administrator will have complete discretion to determine which eligible individuals will receive performance shares under the Incentive Plan. At the time of grant, the Plan Administrator will determine the number of performance shares covered by the award, the performance period and the performance goal or goals to be achieved. Such performance goals may include earnings per share, total shareholder return or return on capital employed. At the end of the performance period, the Plan Administrator will determine the level of performance versus the goal and the portion of the performance shares (if any) which will be payable to the participant. The Plan Administrator will have complete discretion to determine whether awards will be paid in cash, common stock, or a combination of cash and common stock.

Rights to Acquire Restricted Stock

     The Plan Administrator will have complete discretion to determine which eligible individuals will receive rights to acquire restricted stock. Rights to acquire restricted stock may be granted (at no cost) or at a price per share not less than the amount required to be received by the Corporation in order to ensure compliance with applicable state laws. Rights to acquire restricted stock may also be granted pursuant to awards which entitle the recipients to receive those shares upon the Corporation's attainment of designated performance goals (such as earnings per share, total shareholder return or return on capital employed) or completion of a specified employment period. The Plan Administrator will have complete discretion to determine which eligible individuals are to receive such rights to acquire restricted stock, the time or times when such awards are to be made, the number of shares subject to each such award and the vesting schedule (if any) to be in effect for the right to acquire restricted stock.

     The shares awarded under a right to acquire restricted stock may be fully and immediately vested at the time of the award or may vest upon the recipient's completion of a designated employment period or upon the Corporation's attainment of pre-established performance goals. Outstanding shares covered by a right to acquire restricted stock which are subject to performance goals will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding rights to acquire restricted stock as to which the designated performance goals are not attained.

Stock Bonuses

     The Plan Administrator will have complete discretion to determine which eligible individual will receive stock bonuses. The Plan Administrator may grant stock bonuses in consideration for past services. The Plan Administrator may also grant stock bonuses which entitle the recipients to receive the shares of common stock covered by the bonus upon the attainment of designated performance goals (such as earnings per share, total shareholder return or return on capital employed) or completion of a specified employment period. The Plan Administrator will have complete discretion to determine which eligible individuals are to receive stock bonuses, the time or times when awards are to the made, the number of shares covered by each stock bonus and the vesting schedule (if any) to be in effect for the stock bonus.

     The shares awarded under a stock bonus may be fully and immediately vested upon issuance or may vest upon the recipient's completion of a designated employment period or upon the Corporation's attainment of pre-established performance goals. Outstanding shares covered by a stock bonus which are subject to performance criteria will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding stock bonuses as to which the designated performance goals are not attained.

General Plan Provisions

   Valuation

     For all valuation purposes under the Incentive Plan, the fair market value per share of common stock will be deemed equal to the closing selling price per share on that date, as reported on the American Stock Exchange. On March 15, 2002, the closing selling price of the Corporation's common stock was $79.45 per share.

   Vesting Acceleration

     All awards made under the Incentive Plan will immediately vest and, if applicable, the time at which such awards may be exercised by or paid to a participant will accelerate in full upon a Change in Control, generally defined as (i) a merger or consolidation of the Corporation or San Jose Water Company, in which the Corporation or San Jose Water Company is not the surviving organization and a majority of the capital stock of the surviving organization is owned by persons who were not shareholders of the Corporation or San Jose Water Company immediately prior to such merger or consolidation; (ii) a transfer of all or substantially all of the assets of the Corporation or San Jose Water Company (other than a transfer to the Corporation and/or its affiliates); (iii) any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Corporation or San Jose Water Company wherein thirty percent (30%) or more of the outstanding shares are transferred to any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or (iv) the election to the Board of candidates who were not recommended for election by members of the Board in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election. The Plan Administrator may change or adopt a new definition of Change in Control with respect to future or, if the holder consents, outstanding Awards. In addition, the Plan Administrator may provide that an exercisable option will terminate if not exercised before the Change in Control, unless the terms of the Change in Control transaction provide for its continuation or assumption.

     The acceleration of vesting in the event of a change in the ownership or control of the Corporation may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Corporation.

   Changes in Capitalization

     In the event any change is made to the outstanding shares of common stock by reason of any stock dividend, stock split, or other subdivision or combination of shares, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Incentive Plan, (ii) the number and/or class of securities for which any one person may be granted awards under the Incentive Plan per calendar year, and (iii) the number and/or class of securities and exercise price (if applicable) for which awards are outstanding under the Incentive Plan. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Incentive Plan or the outstanding awards thereunder.

   Special Tax Election

     The Plan Administrator may provide one or more holders of options or unvested restricted stock awards or stock bonuses under the Incentive Plan with the right to have the Corporation withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

   Amendment and Termination

     The Board may amend or modify the Incentive Plan at any time, subject to any shareholder approval requirement under Section 422 of the Internal Revenue Code (relating to incentive stock option qualification). Rights under any award granted before amendment of the Incentive Plan cannot be impaired by any amendment unless the holder consents in writing to the amendment. Unless sooner terminated by the Board, the Incentive Plan will terminate on April 17, 2012.

                        FEDERAL INCOME TAX CONSEQUENCES

Option Grants

     Options granted under the Incentive Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

     Incentive Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two years after the date the option is granted for those shares and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these periods are satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Corporation will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Corporation be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. Upon the grant of a non-statutory option, an optionee recognizes no taxable income. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Corporation in the event of the optionee's termination of employment prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Corporation's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date those shares vest over (ii) the exercise price paid for such shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Corporation in which such ordinary income is recognized by the optionee.

Rights to Acquire Restricted Stock and Stock Bonuses

     The tax principles applicable to rights to acquire restricted stock and stock bonuses under the Incentive Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Dividend Units and Performance Shares

     A participant will not be deemed to have received any income subject to federal income tax at the time of grant of dividend units or performance shares, nor will the Corporation or its affiliate be entitled to a deduction at that time. When dividend units and performance shares are settled and distributed, the participant will be deemed to have received an amount of ordinary income equal to the amount of cash and/or the fair market value of the shares received. The Corporation (and/or its affiliates as applicable) will be allowed a deduction in an amount equal to the ordinary income that the participant is deemed to have received.

Deductibility of Executive Compensation

     The  Corporation  anticipates  that  any  compensation deemed paid by it in connection with some awards under the Incentive Plan may qualify as performance-based compensation for purposes of Code Section 162(m) and may not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Corporation. Accordingly, all compensation deemed paid with respect to those awards may remain deductible by the Corporation without limitation under Code Section 162(m).

Accounting Treatment

     Option grants and other awards with exercise prices equal to the fair market value of the shares at the date of grant generally will not result in any direct charge to the Corporation's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Corporation's financial statements, and the Corporation must also disclose, in footnotes to the Corporation's financial statements, the pro-forma impact those options would have upon the Corporation's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Corporation's earnings per share on a fully-diluted basis.

     Rights to acquire restricted stock made under the Incentive Plan with prices less than the fair market value of the shares on the grant date will result in a direct compensation expense to the Corporation in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Corporation's earnings over the period that the option shares or issued shares are to vest.

     Option grants and other awards which vest based solely on the recipient's achievement of certain performance goals will result in a compensation expense which would be adjusted each reporting period based on the then fair market value of the stock until vesting occurs.

Vote Required

     The affirmative vote of the holders of a majority of the outstanding voting shares of the Corporation present or represented and entitled to vote at the 2002 Annual Meeting is required for approval of the Incentive Plan. Should such stockholder approval not be obtained, then the Incentive Plan will not be implemented, and no awards will be granted under the Incentive Plan.

New Plan Benefits

     As of March 15, 2002, no awards have been granted under the Incentive Plan, the approval of which forms this Proposal No. Three. Since the awards proposed provide various discretionary criteria from which the Plan Administrator may choose to determine awards, it is not possible to determine the awards that will be received by eligible individuals.

Recommendation of Board of Directors

     The Board of Directors recommends a vote IN FAVOR of the implementation of the Incentive Plan.

Report Of The Executive Compensation Committee

     As members of the Executive Compensation Committee it is our duty to review compensation levels of the executive officers of the Corporation and its subsidiaries, and to make appropriate recommendations to the Board of Directors. The Committee also reviews with the Board all aspects of compensation for Chairman J. W. Weinhardt and San Jose Water Company President and Chief Executive Officer W. R. Roth. The Committee conducted its annual review March 6, 2002.

     The compensation policy of the Corporation, as recommended by the Committee and approved by the Board of Directors, requires that a portion of the annual compensation of each officer relate to and must be contingent upon the long-term total return to shareholders of the Corporation, within the constraints imposed upon the San Jose Water Company by the regulatory process, as well as the individual contribution of each officer. A goal of this process is to attract, develop and retain high-quality senior management through competitive compensation.

     Since January 1997, it has been the policy of the Committee to review the reasonableness of compensation paid to executive officers of the Corporation based in part on information provided by the President. In doing so, the Committee customarily takes into account how the particular compensation compares to compensation paid by other similarly situated companies, individual performance, tenure and internal comparability considerations. However, merger activity beginning in 1999 and continuing through March, 2001 required changes in compensation practices.

     In September, 1999, with consolidation occurring in the water utility industry, the Board of Directors adopted a Transaction Incentive and Retention Plan in an effort to encourage officers to remain with the Corporation and San Jose Water Company. In October, 1999 American Water Works Company and SJW Corp. announced an agreement to merge. Both parties expected the approval process and integration of operations to be concluded within 18 months. During that time, American Water Works Company advised San Jose Water Company that a large majority of its executive officers would not be retained in the combined entity.

     The Compensation Committee recognized that all officers remained with the Corporation and San Jose Water Company and endeavored to complete the merger process for the benefit of shareholders. In March 2001, when the merger agreement was mutually terminated due to an absence of regulatory action, the Committee recommended that the Board of Directors pay the retention bonuses to all officers who had remained. The bonuses were paid in amounts to which the officers would have been entitled under the Transaction Incentive and Retention Plan. Though San Jose Water Company met its performance goals in 1999, 2000 and 2001, the merger agreement had limited the Corporation's ability during that time to adjust compensation for its affiliate's officers.

     This year the Committee sought and received additional guidance from an outside compensation and benefit consultant to focus on retention. For 2002, the Committee has recommended, and the Board has approved, the adoption of a Long-Term Incentive Plan to further the goal of executive officer retention.

     Under Section 162(m) of the Internal Revenue Code, the Corporation is generally not allowed a federal income tax deduction for compensation, other than certain performance based compensation, paid to the Chief Executive Officer and the four other highest paid executive officers to the extent that such compensation exceeds $1 million per officer in any one year. The
Corporation's   proposed   Long-Term   Incentive  Plan  is  structured  so  that
compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under that Plan may or may not so qualify depending on how they are structured. In authorizing the type and levels of other compensation payable to executive officers, the Committee considers, as one factor, the deductibility of that compensation, but may deem it appropriate to authorize compensation that is not deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

     Approval of the Long-Term Incentive Program by the Corporation's shareholders will be requested at the Annual Meeting scheduled for April 18, 2002. In addition, the Committee has recommended, and the Board has approved, the development of an executive compensation bonus program in a further effort to reward future successful achievement of corporate and individual performance goals.

     The Committee's recommendations were found to be reasonable and the Board of Directors approved the compensation schedule for the executive officers effective February 1, 2002.

                                          Executive Compensation Committee

                                          Drew Gibson
                                          Ronald R. James
                                          George E. Moss
                                          Roscoe Moss, Jr.

Dated: March 6, 2002

Executive Compensation

     The following table contains certain summary information regarding the cash compensation paid by the Corporation and its subsidiaries for each of the corporations' last three completed fiscal years to the Chairman and Chief Executive Officer and to the four other highest paid executive officers whose total annual salary and bonus exceeded $100,000.

                                               Annual Compensation (1)
                               -------------------------------------------------------
                                                                             Other
Name and Principal                                                          Annual
Position                        Year     Salary           Bonus          Compensation
------------------------------ ------ ----------- --------------------- --------------
J. W. Weinhardt                2001    $150,000       $  1,250,000 (2)
Chairman of SJW Corp.,         2000    $150,000
San Jose Water Company         1999    $147,596
and SJW Land Company
W. R. Roth                     2001    $489,230       $  1,250,000 (2)
President and CEO              2000    $395,000
of SJW Corp., San Jose Water   1999    $347,596
Company and SJW Land
Company
G. J. Belhumeur                2001    $182,308       $    170,500 (2)
Vice-President                 2000    $170,500
San Jose Water Company         1999    $158,557
A. Yip                         2001    $177,900       $    160,500 (2)
CFO and Vice President         2000    $159,450
San Jose Water Company         1999    $148,557
R. S. Yoo                      2001    $172,307       $    160,500 (2)
Vice President                 2000    $160,500
San Jose Water Company         1999    $148,077
R.J. Balocco                   2001    $173,438       $    160,500 (2)
Vice President                 2000    $159,450
San Jose Water Company         1999    $148,558

                                             Long Term Compensation (1)
                               ------------------------------------------------------
                                  Awards     Securities
                                Restricted   Underlying   Payouts
Name and Principal                 Stock      Options/      LTIP        All Other
Position                          Awards        SAR's     Payouts     Compensation
------------------------------ ------------ ------------ --------- ------------------
J. W. Weinhardt                                                        $  18,000 (3)
Chairman of SJW Corp.,                                                 $  16,800 (3)
San Jose Water Company                                                 $  19,404 (3)
and SJW Land Company
W. R. Roth                                                             $  19,800 (3)
President and CEO                                                      $  17,800 (3)
of SJW Corp., San Jose Water                                           $  19,900 (3)
Company and SJW Land
Company
G. J. Belhumeur                                                        $   6,719 (4)
Vice-President                                                         $   6,800 (4)
San Jose Water Company                                                 $   6,342 (4)
A. Yip                                                                 $   6,666 (4)
CFO and Vice President                                                 $   6,378 (4)
San Jose Water Company                                                 $   5,942 (4)
R. S. Yoo                                                              $   6,800 (4)
Vice President                                                         $   6,420 (4)
San Jose Water Company                                                 $   5,923 (4)
R.J. Balocco                                                           $   6,400 (4)
Vice President                                                         $   6,131 (4)
San Jose Water Company                                                 $   5,942 (4)

------------

     (1) Long Term Compensation Award or Payout Plans are not yet provided to employees of the Corporation or its subsidiaries.

     (2) Represents one-time payment of retention bonus in 2001.

     (3) Represents matching contributions paid by the San Jose Water Company under its Salary Deferral Plan of $6,400 in 1999 and $6,800 in 2000 and 2001. Mr. Weinhardt received deferred compensation of $5,904 in 1999 and $6,000 in 2000 and in 2001. The balances are amounts received for Directors meeting fees.

     (4) Represents matching contributions paid by the San Jose Water Company under its Salary Deferral Plan.

     The foregoing table does not include benefits provided under San Jose Water Company's Retirement Plan (the "Retirement Plan"), Supplemental Executive Retirement Plan (SERP), or Executive Severance Plan.

     All employees of San Jose Water Company participate in the Retirement Plan. Although subject to adjustment to comply with Internal Revenue Code requirements, the regular benefit formula of the Plan provides for a monthly retirement benefit equal to 1.6% of the employee's average monthly compensation for each year of credited service. Compensation means the employee's regular salary prior to reduction under the Deferral Plan. The Plan also contains a minimum benefit formula which, although also subject to adjustment, provides for a monthly retirement benefit equal to up to 55% of the employee's average compensation for the highest 36 consecutive months of compensation, less 50% of primary social security benefits. This minimum monthly benefit is reduced by 1/30th for each year of credited service less than 30 years. Benefits vest after 5 years of service or at age 65 and there are provisions for early retirement.

In 1992 the Board of Directors of San Jose Water Company adopted a nonqualified, unfunded Supplemental Executive Retirement Plan (SERP) for certain executives and officers of the San Jose Water Company. It is intended that the SERP in combination with the Retirement Plan will provide the covered executives and officers with a total retirement benefit commensurate with executives and officers of other comparable private water utilities. A minimum of ten years of service is required for vesting in the SERP.

     The amounts contributed to the Retirement Plan by San Jose Water Company to fund retirement benefits with respect to any individual employee cannot be readily ascertained. The following table sets forth combined estimated retirement benefits, payable as a straight life annuity, assuming retirement at age 65 using the minimum benefit formula and the SERP:

                              Pension Plan Table

                                             Years of Service
       Average        ---------------------------------------------------------------
     Compensation      15 Years     20 Years     25 Years     30 Years      35 Years
--------------------- ----------   ----------   ----------   ----------   -----------
$175,000 ............  $ 57,750     $ 77,000     $ 91,000     $105,000     $105,000
$200,000 ............  $ 66,000     $ 88,000     $104,000     $120,000     $120,000
$225,000 ............  $ 74,250     $ 99,000     $117,000     $135,000     $135,000
$250,000 ............  $ 82,500     $110,000     $130,000     $150,000     $150,000
$275,000 ............  $ 90,750     $121,000     $143,000     $165,000     $165,000
$300,000 ............  $ 99,000     $132,000     $156,000     $180,000     $180,000
$400,000(1) .........  $220,000     $220,000     $220,000     $240,000     $240,000
$500,000(1) .........  $275,000     $275,000     $275,000     $300,000     $300,000
$600,000(1) .........  $330,000     $330,000     $330,000     $360,000     $360,000

     Note (1) describes the annual benefit payable to Mr. Roth only, beginning at the later of age 55 or retirement. The number of years of credited service and the highest single year of covered compensation as of December 31, 2001 are for Mr. Weinhardt, 38 years, $270,000; Mr. Roth, 12 years, $489,230; Mr. Belhumeur, 31 years, $352,808; Ms. Yip, 15 years, $338,400; Mr. Yoo, 16 years, $332,807 and Mr. Balocco, 19 years, $333,938. No additional benefits are accrued at the present time.

     Mr. Weinhardt, effective January 1, 1997, commenced receiving benefits under the Retirement Plan and SERP. Annual retirement benefits payable commencing at age 65 under the SERP shall be equal to the following: two and two-tenths percent (2.2%) of the final average compensation of such officer, which is the highest consecutive thirty-six months average compensation, multiplied by the officer's years of service (not to exceed twenty (20) years) plus one and six-tenth percent (1.6%) of the final average compensation of an officer multiplied by the officer's years of service in excess of 20 years (not to exceed an additional ten (10) years) up to a total not to exceed sixty percent (60%) of final average compensation; less benefits payable to the officer from the Retirement Plan. Mr. Roth alone is entitled to a Retirement Benefit at the later of his attainment of fifty-five (55) years of age or his actual retirement in an amount equal to the greater of (i) the benefit to which he would otherwise be entitled under the SERP or (ii) fifty-five percent (55%) of the final average compensation less benefits payable to him from the Retirement Plan.

     At its meeting on October 25, 2001, the Board increased benefits to all San Jose Water Company retirees by a factor of ten percent.

Termination of Employment and Change-in-Control Arrangements

     Under the SJW Corp. Executive Severance Plan and the SERP (collectively, "Plans"), a Change in Control shall affect any officer of SJW Corp., San Jose Water Company or SJW Land Company who has been elected as such by the Board of Directors of such company and is serving as such upon a Change in Control. In the event of a Change in Control under the Plans, if such officers' employment is terminated within two years of such Change in Control by the employer for any reason other than Good Cause (as defined in such Plans) or by such officers for Good Reason (as defined in such Plans) or, with respect to Mr. Roth, any voluntary termination by Mr. Roth during the sixty (60) day period beginning on the one year anniversary of a Change in Control, such officers (i) will be entitled, among other things, to benefits consisting of three years' annual base salary and (ii) shall be deemed to be three (3) years of age older at the time of retirement and be given three (3) additional Years of Service (as defined in the SERP) for consideration of Retirement Benefits (as defined in the SERP) (in the case of Mr. Roth, Mr. Roth will be entitled to a minimum Retirement Benefit). Under the Executive Severance Plan, such officers and their eligible dependents would also be entitled to continued medical, dental, vision and life insurance coverage pursuant to COBRA for up to three years.

     If any payment made in connection with the termination of the employment would be subject to excise tax under Section 4999 of the Code (the "Excise Tax"), then the aggregate present value measured at the date of the payments and benefits to which the officer is entitled shall be limited as specified in the Executive Severance Plan (except in the case of Mr. Roth for whom if any payment made in connection with benefits under the Executive Severance Plan is subject to Excise Tax or constitutes an excess parachute payment under Section 280G of the Code, then such payment will be grossed up to ensure that Mr. Roth does not incur any out-of-pocket cost with respect to such Excise Tax or that Mr. Roth receives the same net after-tax benefit he would have received if such
Section 280G had not been applicable).

Compensation Committee Interlocks And Insider Participation

     No member of the Executive Compensation Committee was at any time during the 2001 fiscal year or at any other time an officer or employee of the Corporation or any of its subsidiaries. No executive officer of the Corporation serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Corporation's Board of Directors or Executive Compensation Committee. Drew Gibson, Ronald R. James, Roscoe Moss, Jr. and George E. Moss were the non-employee directors who served on the Executive Compensation Committee during fiscal 2001.

Certain Relationships and Related Transactions

     Mr. Charles J. Toeniskoetter, President and Chief Executive Officer of Toeniskoetter and Breeding, Inc., serves as a member of the Audit Committee and has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1991. Mr. Toeniskoetter has an ownership interest in excess of 10% of Toeniskoetter & Breeding, Inc., a construction and real estate development company. In 1999, SJW Land Company and Toeniskoetter & Breeding, Inc. formed a limited partnership whose sole purpose is to construct and manage a new office building at 450 West Santa Clara Street in San Jose, California. The building, which consists of 22,080 square feet of office space, was completed in June 2000 and was subsequently leased to an international real estate firm. The limited partnership engaged Toeniskoetter & Breeding, Inc. Construction to construct the building shell for approximately $2,300,000. In 2000, the limited partnership paid Toeniskoetter & Breeding, Inc. a developer fee of $133,000 in connection with the building's construction.

Five-Year Performance Graph

     The following performance graph compares the changes in the cumulative shareholder return on the Corporation's common shares with the cumulative total return on the Water Utility Index and the S&P 500 Index during the last five years ended December 31, 2001. The comparison assumes $100 was invested on January 1, 1996 in the Corporation's common shares and in each of the foregoing indices and assumes reinvestment of dividends.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                          1997      1998      1999      2000      2001
                          ----      ----      ----      ----      ----
SJW                       135       136       288       249       215
Water Utility Index       137       171       169       214       276
S&P 500                   133       171       207       188       166

   The Water Utility Index is the 14 company Water Utility Index prepared by
                             Edward D. Jones & Co.

     The preceding Report of the Executive Compensation Committee and of the Audit Committee, and the preceding SJW Corp. Stock Performance Chart shall not be deemed incorporated by reference into any previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, nor are such Reports or Chart to be incorporated by reference into any future filings.

General Information

     The Board of Directors is not aware of any matters to come before the meeting other than as set forth herein. If any other matters should be brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Whether or not you intend to be present at the meeting, you are urged to complete, sign and return your proxy promptly.

Shareholder Proposals

     Shareholder proposals intended to be presented at next year's annual meeting of shareholders, tentatively scheduled for April 17, 2003, must be received by the Corporation by November 15, 2002 for inclusion in the Corporation's proxy materials relating to that meeting. Proposals received after January 29, 2003 will be deemed untimely. Proposals that comply with the rules and regulations of the Securities and Exchange Commission and are timely received will be included in next year's Proxy Statement.

                         Telephone and Internet Voting

     Stockholders with shares registered directly with Corporation's transfer agent EquiServe Trust Company, N.A. ("EquiServe") may vote telephonically by calling 1-877-PRX-VOTE (1-877-779-8683) and following the instructions on the Proxy Card, or may vote via the Internet at http://www.eproxyvote.com/sjw by following the instructions on the Proxy Card.

     A number of brokerage firms and banks offer telephone and Internet voting options. These programs may differ from the program provided by EquiServe for shares registered in the name of the stockholder. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.

     The telephone and Internet voting procedures are designed to authenticate stockholders' indentities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. SJW Corp. has been advised by counsel that the telephone and Internet voting procedures that have been made available through EquiServe are consistent with the requirements of applicable law. Stockholders voting via the Internet through EquiServe should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that any such costs must be borne by the stockholder.

                                          By Order of the Board of Directors
                                          Robert A. Loehr, Corporate Secretary
                                          San Jose, California

March 15, 2002

                                                                     Appendix A


                                   SJW CORP.
                           LONG-TERM INCENTIVE PLAN

               Adopted by the Board of Directors: March 6, 2002
                     Approved by the Shareholders:
                       Termination Date: April 17, 2012

I. PURPOSE

     The objectives of the Long-Term Incentive Plan (the "Plan") are to promote the success of SJW Corp. (the "Company") and its Affiliates by:

     (a) linking incentive opportunities to the performance of the Company and its Affiliates in meeting shareholder and customer goals;

     (b) supporting the planning and goal setting process; and

     (c) offering compensation opportunities that will assist the Company and its Affiliates in recruiting and retaining top executives from both within and outside of the water utility industries.

II. DEFINITIONS

     (a) "Affiliate" means:

         (i) a member of a controlled group of corporations of which the Company is a member or;

         (ii) any corporation, or unincorporated trade or business in which the Company has an ownership interest of more at least 25% of the equity value of the entity and which the Board has designated as an Affiliate for purposes of the Plan.

     For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code.

     (b) "Award" means the grant of an Incentive Stock Option, Nonstatutory Stock Option, Dividend Unit, Performance Share, right to acquire Restricted Stock, or stock bonus pursuant to the Plan.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Chief Executive Officer" means the chief executive officer of the Company.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" means a committee appointed by the Board to administer the Plan as provided in Section 3(a).

     (g) "Common Stock" means the common stock of the Company.

     (h) "Company" means SJW Corp., a California corporation, its successors and assigns.

     (i) "Disability" means the permanent and total disability of an individual as determined pursuant to Section 22(e)(3) of the Code.

     (j) "Dividend Unit" means a right to receive, in accordance with the provisions of the Plan, a payment equal to the dividends that are paid on a share of Common Stock for a stated period of time.

     (k) "Employee" means any individual who is employed by the Company or an Affiliate which has adopted the Plan for its Employees. For purposes of this Plan, mere service as a member of the Board (or as a member of the board of directors of an Affiliate) or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means the value of the Common Stock on the American Stock Exchange as of the close of the trading day.

     (n) "Fiscal Year" means the calendar year.

     (o) "Incentive Stock Option" means any Option granted pursuant to the provisions of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     (p) "Nonstatutory Stock Option" means any Option granted pursuant to the provisions of the Plan that is not intended to qualify as an "incentive stock option" under Section 422 of the Code.

     (q) "Normal Retirement" means termination of employment with the Company or an Affiliate with an immediate pension benefit being paid by the Company or an Affiliate.

     (r) "Option" means an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to Section 6(a) of the Plan. "Option Agreement" means the agreement between the Company and the Optionee that contains the terms and conditions pertaining to an Option.

     (s) "Optionee" means an Employee who has received a grant of an Option pursuant to the provisions of the Plan.

     (t) "Participant" means an Employee of the Company or an Affiliate, selected by the Committee to participate in the Plan.

     (u) "Performance Share" means a share of Common Stock awarded to a Participant pursuant to the provisions of Section 6(c) of the Plan.

     (v) "Plan" means this Long-Term Incentive Plan.

     (w) "Plan Year" means the calendar year.

     (x) "Restricted  Stock"  means  shares  of Common Stock granted pursuant to
Section 6(d) of the Plan. "Restricted Stock Award" means an Award granted pursuant to the provisions of Section 6(d) of the Plan. "Restricted Stock Agreement" means the agreement between the Company and the recipient of Restricted Stock that contains the terms, conditions and restrictions pertaining to such Restricted Stock.

     (y) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (z) "San Jose Water Company" means San Jose Water Company, a California corporation and a wholly-owned subsidiary of the Company.

     (aa) "Ten Percent Shareholder" means a person who owns or is deemed to own pursuant to Section 424(d) of the Code stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III. ADMINISTRATION

     (a) The Plan shall be administered by the Committee, subject to such requirements for review and approval by the Board, as the Board may establish. In all areas not specifically reserved by the Board for its review and approval, decisions of the Committee concerning the Plan shall be binding on the Company and all Participants. At the discretion of the Board, the Committee may consist of not less than a sufficient number of "non-employee directors" so as to qualify the Committee to administer the Plan as contemplated by Rule 16b-3. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Committee as Chairman. The term "non-employee director" shall be interpreted pursuant to Rube 16b-3. The Compensation Committee of the Board shall serve as the Committee. The Board may at any time replace the Compensation Committee with another Committee. In the event that the Compensation Committee shall cease to satisfy the requirements of Rule 16b-3, the Board may, in its discretion, appoint another Committee that shall satisfy such requirements. The Board may appoint a subcommittee of the Board consisting of each Committee member who is an "outside director" for purposes of Section 162(m) of the Code to administer Awards under the Plan for the Chief Executive Officer and the four (4) most highly compensated officers of the Company (other than the Chief Executive Officer). If fewer than two (2) Committee members qualify as "outside directors," the Board may appoint one (1) or more other members to such subcommittee who do qualify as "outside directors" so that it consists of at least two (2) members who qualify as "outside directors" for purposes of
Section 162(m) of the Code.

     (b) The Committee shall have the power and authority to adopt, amend, and rescind administrative guidelines, rules and regulations pertaining to the Plan, to set the terms and conditions of Awards and to interpret and rule on any questions pertaining to any provision of the Plan.

IV. ELIGIBILITY AND LIMITATIONS ON AWARDS TO INDIVIDUALS

     (a) Officers of the Company and its Affiliates and other key Employees shall be eligible for Awards granted under the terms of the Plan. The fact that an individual receives one Award under the Plan does not confer on such individual the right to receive additional Awards under the Plan. Neither the Plan nor any Award granted pursuant to the Plan shall be deemed to confer upon any Participant any right to continue as an Employee. The Company and its Affiliates reserve the right to terminate the employment of any Employee at any time and for any reason or for no reason.

     (b) No member of the Board (or member of the board of directors of an Affiliate) who is not also an Employee shall be eligible for any Award pursuant to the Plan.

     (c) No Participant shall receive Awards covering an aggregate of more than one hundred thousand (100,000) shares of Common Stock in any calendar year.

V. INCENTIVE AWARDS

     (a) The Committee shall designate those individuals who shall become Participants and shall designate the award level for each Plan Participant.

     (b) The Committee shall designate the manner in which each Participant's Award shall be allocated among Options, Dividend Units, Performance Shares, rights to acquire Restricted Stock, and stock bonuses and the specific terms of the Participant's Award not specified under the Plan.

     (c) The Committee may condition the grant of Awards under the Plan upon the attainment of specified performance goals such as earnings per share, total shareholder return or return on capital employed.

VI. TYPES OF AWARDS

     The  following  types of Awards may be granted under the terms of the Plan:
Options  (including  Incentive  Stock  Options  and Nonstatutory Stock Options),
Performance Shares, Dividend Units, rights to acquire Restricted Stock, and stock bonuses. The Committee, in its sole discretion, shall determine the types of Awards that shall be granted to each Participant under the Plan.

     Options, Dividend Units, Performance Shares, rights to acquire Restricted Stock, and stock bonuses granted to a Participant shall be communicated to the Participant at the time of grant. The actual number of Performance Shares earned shall be communicated to the Participant as soon as practicable after the end of a performance period.

     Subject to the provisions of the Plan, the Committee shall determine the key Employees to whom, and the time or times at which, Awards shall be granted or awarded; the number of shares subject to each Option or each right to acquire Restricted Stock or each stock bonus; the applicable vesting schedule for each Award; Dividend Units or Performance Shares to be subject to each Award; duration of each Award; the time or times within which Options may be exercised; the performance targets required to earn Performance Shares; the duration of the Dividend Units; and the other terms and conditions of Awards, pursuant to the terms of the Plan. The provisions and conditions of Awards need not be the same with respect to each Employee or with respect to each Award.

     (a) Options. The Committee may grant Incentive Stock Options or Nonstatutory Stock Options to a Participant. The terms of Options granted pursuant to the Plan shall be set forth in an Option Agreement. Options granted pursuant to the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan or with applicable law, as the Committee in its sole discretion shall deem desirable.

         (i) The price per share of an Incentive Stock Option or of a Nonstatutory Stock Option shall not be less than the Fair Market Value of the Common Stock on the date of the grant. The price per share of an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

         (ii) Options may be exercised with cash, stock, or a combination of cash and stock, provided that if shares acquired pursuant to the exercise of an Option are used, such shares shall be held by the Participant for a period of at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) before their tender to exercise additional Option shares. In accordance with the rules and procedures established by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy withholding tax obligations related to the Option exercise.

         (iii) No Option shall be for a term of more than ten (10) years from the date of the grant. No Incentive Stock Option granted to a Ten Percent Shareholder shall be for a term of more than five (5) years from the date of grant.

         (iv) In the case of Normal Retirement, death or Disability, a Participant or his or her beneficiary shall have a period equal to the remaining term of the Option or five (5) years, whichever is shorter, to exercise any outstanding Options. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of an Incentive Stock Option and ending on the date three (3) months before the exercise of such Incentive Stock Option, the Optionee must be an employee of the Company or an Affiliate, except in the case of the Optionee's death or Disability. An Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option three (3) months after the termination of the Optionee's employment with the Company and its Affiliates due to Normal Retirement. An Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option one (1) year after termination of the Optionee's employment with the Company due to Disability.

         (v) If employment is terminated for any reason other than Normal Retirement, death or Disability, any outstanding Options shall expire ninety (90) days after the Participant's termination date or at the end of the term of the Option, whichever is shorter.

         (vi) During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, no Option shall be transferable otherwise than by will or by the laws of descent and distribution.

     (b) Dividend   Units. The   Committee   may   grant  Dividend  Units  to  a
Participant in the Plan. Dividend Units may be granted alone or in tandem with Options, Performance Shares, or rights to acquire Restricted Stock.

         (i) The amount payable to a Participant in respect to a Dividend Unit shall be equal to the aggregate dividends payable on a share of Common Stock during the term of the Dividend Unit. A Participant shall be deemed to have held a Dividend Unit from the date of the Award.

         (ii) The term of a Dividend Unit shall be established by the Committee at the time of the Award and specified in the related grant letter to the Participant.

         (iii) The amount payable to a Participant in respect of a Dividend Unit shall be paid by the Company to a Participant at the end of the term of the Dividend Units.

         (iv) If a Participant terminates employment with the Company or an Affiliate due to Normal Retirement, death or Disability, the Participant shall receive the current value of the Participant's Dividend Units.

         (v) If a Participant terminates employment with the Company or an Affiliate for a reason other than Normal Retirement, death or Disability, the Committee shall, in its sole discretion, determine whether the Participant shall receive the current value of the Participant's Dividend Units.

     (c) Performance Shares. The Committee may grant Performance Shares to Participants in the Plan.

         (i) At the time of the grant, the Committee shall determine:

                  (A) the performance period;

                  (B) the performance goal or goals (such as earnings per share, total shareholder return or return on capital employed) to be achieved for Awards to be payable.

         (ii) At the end of the performance period, the Committee shall determine the level of performance versus the goal, and the portion of the Performance Shares, if any, which shall be payable to the Participants.

         (iii) Shares earned shall be paid as soon as practicable following the end of the performance period.

         (iv) Awards may be paid in cash or Common Stock, or any combination of cash or Common Stock in the sole discretion of the Committee.

     (d) Rights to Acquire Restricted Stock. Each Restricted Stock Agreement shall be in the form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical. Each Restricted Stock Agreement shall include

(through incorporation by reference in the Restricted Stock Agreement of the provisions of the Plan or otherwise) the substance of each of the following provisions. Subject to the provisions of the Plan, the Committee shall have complete authority in its sole discretion to determine the persons to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of the Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Committee may condition the grant of a Restricted Stock Award upon the performance of specified performance goals (such as earnings per share, total shareholder return or return on capital employed) or other such factors as the Committee may determine, in its sole discretion.

         (i) The purchase price (if any) of Restricted Stock Awards shall be not less than the amount required to be received by the Company in order to assure compliance with applicable state laws.

         (ii) The purchase price (if any) of Restricted Stock shall be paid either in cash at the time of purchase or in any form of legal consideration that may be acceptable to the Committee.

         (iii) Shares of  Restricted  Stock  awarded  under a  Restricted  Stock
     Agreement may, but need not, be subject to a vesting schedule to be determined by the Committee. No shares of Restricted Stock subject to a vesting schedule (or subject to performance goals) shall be issued under the Plan until such shares are vested and/or such performance goals have been met.

         (iv) In the event a Participant's employment with the Company or an Affiliate terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Restricted Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Agreement.


         (v) Rights to acquire shares of Restricted Stock shall be transferable by the Participant only upon such terms and conditions as set forth in the Restricted Stock Agreement, as the Committee shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Agreement remains subject to the terms of the Restricted Stock Agreement.

     (e) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation hereof by reference in the agreement or otherwise) the substance of each of the following provisions. The Committee may condition the grant of a stock bonus upon the performance of specified performance goals (such as earnings per share, total shareholder return or return on capital employed) or other such factors as the Committee may determine, in its sole discretion.

         (i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

         (ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a vesting schedule to be determined by the Committee. No shares awarded under a stock bonus which are subject to a vesting schedule (or subject to performance goals) shall be issued under the Plan until such shares are vested and/or such performance goals have been met.

         (iii)   Termination  of  Employment.   In  the  event  a  Participant's
     employment with the Company or an Affiliate terminates, the Company may reacquire any or all of the shares of Common Stock granted to the Participant pursuant to the stock bonus agreement which have not yet vested as of the date of the termination of employment under the terms of the stock bonus agreement.

         (iv) Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, as long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

VII. SHARES RESERVED

     (a) The total number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Awards may not exceed three hundred thousand (300,000) shares (subject to adjustment as described in Section IX below).

     (b) If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.

     (c) Common Stock may be issued from authorized but unissued shares or out of shares held in the Company's treasury, or both.

VIII. MISCELLANEOUS

     (a) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee in any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (b) Withholding.

         (i) To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any tax withholding obligations that may arise by reason of such payment or distribution. The Company shall not be required to make such payment or distribution until such obligations are satisfied. The Company shall have the right to withhold from any compensation paid to the Participant.

         (ii) The Committee, in its sole discretion, may permit a Participant to satisfy all or part of the Participant's tax withholding obligations incident to an Option, Performance Unit or Restricted Stock by having the Company withhold a portion of the shares that would be otherwise issued to the Participant. Such shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by the rules of the Securities and Exchange Commission.

IX. ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) In the event of a stock split, stock dividend, or other subdivision or combination of the Common Stock, the number of shares of Common Stock authorized under the Plan and the share limitations on Awards to individuals shall be adjusted proportionately. Similarly, in any event aforementioned, there will be a proportionate adjustment in the number and exercise price (if applicable) of shares of Common Stock subject to unexercised Options, Performance Shares, Dividend Units, rights to acquire Restricted Stock, and stock bonuses.

     (b) In the event of a Change in Control (as defined below), the vesting of all Awards under the Plan (and, if applicable, the time at which such Awards may be exercised by or paid to the Participant) shall be accelerated in full to a date prior to the consummation of such Change in Control as the Board shall determine (or if the Board fails to determine such a date, to a date that is five (5) days prior to the consummation of the Change in Control). For purposes of this Plan, Change in Control shall be deemed to take place on the occurrence of any of the following events: (i) a merger or consolidation of the Company or San Jose Water Company, in which the Company or San Jose Water Company is not the surviving organization and a majority of the capital stock of the surviving organization is owned by persons who were not shareholders of the Company or San Jose Water Company immediately prior to such merger or consolidation; (ii) a transfer of all or substantially all of the assets of the Company or San Jose Water Company. (other than a transfer to the Company and/or its Affiliates);
(iii) any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Company or San Jose Water Company wherein thirty percent (30%) or more of the outstanding shares are transferred to any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act); or (iv) the election to the Board of candidates who were not recommended for election by members of the Board in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election; provided that the Committee may, in its sole discretion, change or adopt a new definition of Change in Control with respect to (A)
Awards that are yet not outstanding at the time of such change or adoption and/or (B) outstanding Awards with respect to which the Committee receives the written consent of the holder to such change or adoption. In addition, the Committee may, at the time of grant of an Option, provide that the Option will terminate to the extent that it is (or becomes) exercisable at the time of a Change in Control but is not exercised before the Change in Control, provided the terms of the Change in Control transaction do not provide for its continuation or assumption after the Change in Control.

X. AMENDMENT OF THE PLAN

     (a) The Board may, at any time, and from time to time, amend the Plan. However, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code.

     (b) The Board may, in it sole discretion, submit any other amendments to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and
regulations   thereunder   regarding   the   exclusion   of   performance-based
compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

XI. TERMINATION OR SUSPENSION OF THE PLAN

     The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Awards may be granted under the Plan when the Plan is suspended or after the Plan is terminated.

XII. EFFECTIVE DATE OF PLAN

     The Plan shall become effective as determined by the Board, but no Award shall be exercised (or, in the case of a stock bonus, Restricted Stock or Performance Share shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

XIII. CHOICE OF LAW

     The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

                                    SJW CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MARCH 15, 2002

P
R
O
X
Y

         J.W. WEINHARDT and ROBERT A. LOEHR, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, the shares of stock of the undersigned at the annual meeting of shareholders of SJW Corp. to be held at 374 West Santa Clara Street, San Jose, California on Thursday, April 18, 2002 at 10:00 A.M., or at any adjournments or postponements thereof:

         If not otherwise directed, this proxy will be voted FOR the election of each of management's nominees for directors, FOR ratification of the selection of KPMG LLP as auditors, FOR the approval of the Long-Term Incentive Plan and FOR the exercise of the discretion of the proxy holders upon such other business as may properly come before the meeting. The Board of Directors recommends voting as set forth above in these matters.

           (continued and to be dated and signed on the reverse side)

                                SEE REVERSE SIDE

         Please mark votes as in this example [X].

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS, FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITORS, FOR APPROVAL OF THE LONG-TERM INCENTIVE PLAN AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

         1. Election of Directors: Nominees: M.L. Cali, J.P. DiNapoli, D. Gibson, R.R. James, G. Moss, R. Moss Jr.,

         W.R. Roth, C.J. Toeniskoetter, Frederick R. Ulrich and J.W. Weinhardt.

                   FOR            WITHHELD         FOR ALL NOMINEES
                   ALL            FROM ALL          EXCEPT AS NOTED
         ____ NOMINEES       ____ NOMINEES          HERE __________

         2. Ratification of the selection of KPMG LLP as independent auditors of the Corporation.

                  FOR ________      AGAINST ________ ABSTAIN ________

         3. Ratification of the Board's approval to adopt the Long-Term Incentive Plan as set forth in the Proxy Statement.

                  FOR ________      AGAINST ________ ABSTAIN ________

         4. In their discretion upon any other matter that may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

                  FOR ________      AGAINST ________ ABSTAIN ________

MARK HERE FOR ANY ADDRESS CHANGE ______________________________________

         Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title. In the case of shares standing in the name of two or more persons, California law permits the voting of such shares under a proxy signed by any one of such persons if none of the others is present in person or represented by proxy.